Exhibit 10.1

AMENDED AND RESTATED OFFICE LEASE

BETWEEN

TRANSWESTERN FEDERAL, L.L.C., AS LANDLORD

AND

ENERNOC, INC., AS TENANT

75 – 101 FEDERAL STREET

BOSTON, MASSACHUSETTS

		PAGE

24.	HOLDING OVER	24

25.	SUBORDINATION TO MORTGAGE; ESTOPPEL CERTIFICATE	24

26.	NOTICE	25

27.	SURRENDER OF PREMISES	26

28.	RIGHTS RESERVED TO LANDLORD	26

29.	MISCELLANEOUS	26

30.	NO OFFER	28

31.	ENTIRE AGREEMENT	28

32.	LIMITATION OF LIABILITY	28

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES
EXHIBIT B-RULES AND REGULATIONS
EXHIBIT C-PAYMENT OF BASIC COSTS
EXHIBIT D-WORK LETTER
EXHIBIT E-ADDITIONAL PROVISIONS
EXHIBIT F-COMMENCEMENT LETTER
EXHIBIT G-JANATORIAL AND CLEANING SPECIFICATIONS
EXHIBIT H-GENERATOR SPACE
EXHIBIT I-FORM OF SNDA
EXHIBIT J-FORM OF GUARANTY

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AMENDED AND RESTATED OFFICE LEASE

This Amended and Restated Office Lease (the “Lease”) is made and entered into on this the 15th day of August, 2008, between TRANSWESTERN FEDERAL, L.L.C., a Delaware limited liability company (“Landlord”), and ENERNOC, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.            Landlord and Tenant entered into that certain Office Lease dated December 10, 2007 (the “Original Lease”) for certain premises (the “Original Premises”) on the third floor of the building located at 101 Federal Street, Boston, Massachusetts (the “101 Federal Street Building”) and depicted on Exhibit A-1 attached hereto.

B.            The Original Premises currently consists of approximately 15,425 square feet of rentable area.

C.            Tenant desires to lease the following additional portions of the 101 Federal Street Building and the building located at 75 Federal Street, Boston, Massachusetts (the “75 Federal Street Building,” and together with the 101 Federal Street Building, the “Building”):  (i) approximately 19,644 square feet of rentable area located on the 11th floor of the 101 Federal Street Building and depicted on Exhibit A-2 attached hereto (the “First Additional Space”), and (ii) approximately 21,965 square feet of rentable area located on the 2nd and 3rd floors of the 75 Federal Street Building (consisting of 4,335 square feet of rentable area on the 2nd floor of the 75 Federal Street Building and 17,630 square feet of rentable area on the 3rd floor of the 75 Federal Street Building) and depicted on Exhibit A-3 attached hereto, together with that certain internal staircase (the “Internal Staircase”) currently located in and connecting the aforesaid portions of the 2nd and 3rd floors of the 75 Federal Street Building (collectively, the “Second Additional Space”), which space is currently subleased to Tenant from Amdocs, Inc. (“Amdocs”) pursuant to that certain Sublease Agreement dated as October 3, 2005 between Amdocs and Tenant, as amended by that certain First Amendment to Sublease Agreement dated as of November 3, 2006 (together, the “Sublease”).

D.            Landlord and Tenant desire to amend and restate the Original Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.     Definitions.  The following are definitions of some of the defined terms used in this Lease.  The definition of other defined terms are found throughout this Lease.

A.            “Additional Rent” shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) and Tenant’s Pro Rata Share of Taxes (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.

B.            Base Rent”: Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof:

PERIOD	ANNUAL BASE RENT		MONTHLY INSTALLMENTS OF BASE RENT
Commencement Date – First Additional Space Rent Commencement Date (hereinafter defined)	$694,125.00		$57,843.75
First Additional Space Rent Commencement Date – Second Additional Space Commencement Date (hereinafter defined)	$1,606,187.00	*	$133,848.91	*
Second Additional Space Commencement Date – June 30, 2010	$2,550,682.00	**	$212,556.83	**
July 1, 2010 – June 30, 2011	$2,607,716.00		$217,309.67
July 1, 2011 – June 30, 2012	$2,664,750.00		$222,062.50
July 1, 2012 – June 30, 2013	$2,721,784.00		$226,815.33
July 1, 2013 – June 30, 2014	$2,778,818.00		$231,568.17

*Notwithstanding the foregoing, so long as Tenant is not then in default under this Lease beyond any applicable notice and cure periods and Landlord has not terminated this Lease as a result of such default, Tenant shall receive the following abatement of Base Rent:  (i) an abatement of Base Rent due hereunder with respect to the Original Premises and the First Additional Space for the first calendar month following the First Additional Space Rent Commencement Date (hereinafter defined); and (ii) thereafter, and lasting until one year after the First Additional Space Rent Commencement Date, an abatement of Base Rent due hereunder with respect to a portion of the First Additional Space equal to 4,644 square feet.

**Notwithstanding the foregoing, so long as Tenant is not then in default under this Lease beyond any applicable notice and cure periods and Landlord has not terminated this Lease as a result of such default, Tenant shall receive an abatement of monthly Base Rent due hereunder with respect to the Second Additional Space for the first calendar month following the Second Additional Space Commencement Date.

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C.            “Base Year” shall mean calendar year 2009 with respect to Basic Costs (as defined on Exhibit C attached hereto) and the Tax Fiscal Year 2010 with respect to Taxes (as defined on Exhibit C attached hereto).

D.            “Basic Costs” is defined in Exhibit C attached hereto.

E.             “Broker” shall mean, collectively, Richards Barry Joyce & Partners and Cushman & Wakefield, Inc.

F.             “Business Day(s)” shall mean Mondays through Fridays exclusive of the following holidays:  New Year’s Day, Martin Luther King Day, President’s Day, Patriots’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day, and such other holidays as Landlord may from time to time designate in a manner consistent with the operation of a first class office building located in the downtown Boston, Massachusetts area.

G.            “Common Areas” shall mean those areas located within the Building or on the Property for the common use or benefit of tenants generally and/or the public substantially as existing as of the date hereof.

H.            “Default Rate” shall mean the lower of (i) twelve (12) percent per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

I.              “First Additional Space Rent Commencement Date” shall mean the earlier of (i) December 1, 2008, and (ii) the date on which Tenant occupies the First Additional Space for the conduct of its business.

J.             “Lease Term” shall mean a period commencing on the execution of the Original Lease (the “Commencement Date”) and, unless sooner terminated as provided herein, ending on June 30, 2014 (the “Expiration Date”).

K.            “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of holidays.

L.             “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

EnerNOC, Inc.

75 Federal Street, #300

Boston, MA  02110

Attn:  General Counsel

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with a copy to:

EnerNOC, Inc.

75 Federal Street, #300

Boston, MA  02110

Attn:  CFO

Landlord:

Transwestern Federal, L.L.C.

c/o Lincoln Property Company

75 Federal Street

Boston, MA  02110

Attn:  General Manager

with a copy to:

Transwestern Investment Company

150 North Wacker Drive, Suite 800

Chicago, IL  60606

Attn:  Owner’s Representative

and to:

Drane, Freyer and Lapins

150 North Wacker Drive

8th Floor

Chicago, IL  60606

Attn:  Wendy Freyer, Esq.

Payments of Rent only shall be made payable to the order of:

Transwestern Federal, L.L.C.

at the following address:

c/o Lincoln Property Company

P.O. Box 842546

Boston, MA  02284-2546

or such other name and address as Landlord shall, from time to time, designate.

M.           “Permitted Use” shall mean (i) general and executive offices; (ii) as accessory and ancillary uses to general and executive offices, but only to the extent permitted by applicable laws (including, without limitation, the City of Boston zoning

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ordinance) and consistent with uses in multi-tenant first class office buildings located in the financial district of the City of Boston, Massachusetts, network operations center, research and development, programming and all purposes related to the business of Tenant as a developer and provider of energy solutions and products; and (iii) for no other use or purpose.

N.            “Premises” shall mean (i) commencing on the Commencement Date, the Original Premises; (ii) commencing on the execution of this Lease (the “First Additional Space Commencement Date”), the Original Premises and the First Additional Space; and (iii) commencing on July 1, 2009 (the “Second Additional Space Commencement Date”), the Original Premises, the First Additional Space and the Second Additional Space.  Notwithstanding anything in this Lease to the contrary, Landlord’s failure to deliver to Tenant possession of any portion of the Second Additional Space for reasons outside Landlord’s reasonable control, including, without limitation, the holding over in possession of such portions of the Premises by the current occupant(s) thereof, shall not affect the enforceability of this Lease, or subject Landlord to any liability to Tenant for damage or be deemed a default by Landlord of its obligations under this Lease.  If at any time during the Lease Term the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.  Tenant hereby acknowledges that as of the date hereof, Tenant is in possession of (a) the Original Premises as the tenant under the Original Lease, and (b) the Second Additional Space as a subtenant under the Sublease.

O.            “Property” shall mean the Building and the parcel of land on which it is located and other improvements serving the Building, if any, and the parcel of land on which they are located.

P.             “Rentable Area in the Building” shall mean (i) with respect to the 75 Federal Street Building, 251,653 square feet, and (ii) with respect to the 101 Federal Street Building, 561,542 square feet.

Q.            “Rentable Area in the Premises” shall mean (i) commencing on the Commencement Date, 15,425 square feet, (ii) commencing on the First Additional Space Commencement Date, 35,069 square feet, and (iii) commencing on the Second Additional Space Commencement Date, 57,034 square feet.

R.            “Tax Fiscal Year” shall mean the 12-month fiscal year for the City of Boston, Massachusetts, which currently commences on July 1 of each calendar year and ends on June 30 of each subsequent calendar year.

S.             “Taxes” is defined in Exhibit C attached hereto.

T.            “Tenant’s Pro Rata Share” shall mean (i) commencing on the Commencement Date, two and 75/100 percent (2.75%) of the 101 Federal Street Building, (ii) commencing on the First Additional Space Rent Commencement Date, six and 25/100 percent (6.25%) of the 101 Federal Street Building, and (iii) commencing on the Second

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Additional Space Commencement Date, six and 25/100 percent (6.25%) of the 101 Federal Street Building and eight and 73/100 percent (8.73%) of the 75 Federal Street Building.

2.     Lease Grant/Possession.

A.            Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas.  By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use; provided, however, that the foregoing shall not relieve Landlord of its repair obligations under Section 9C of this Lease or its obligations under Paragraph 1 of Exhibit D.

B.            Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any portion of the Premises on the date possession is to be delivered due to the holding over of another party, this Lease shall not be void or voidable or otherwise affected and Tenant shall have no claim for damages against Landlord.  Landlord shall use reasonable efforts to regain possession of such portion of the Premises in order to deliver the same to Tenant.  If Landlord is unable to tender possession of the Second Additional Space on the Second Additional Space Commencement Date, such date shall be postponed until the date Landlord delivers possession of the Second Additional Space to Tenant, the Expiration Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis, and, upon the determination of the actual Second Additional Space Commencement Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto.

C.            If Tenant, with Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, takes possession of the Second Additional Space prior to the Second Additional Space Commencement Date for the sole purpose of performing any improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent with respect to such portion of the Premises for such period of time prior to the Second Additional Space Commencement Date.  Tenant shall, however, be liable for the reasonable cost of any services (e.g., electricity, HVAC, freight elevators) that are provided to Tenant during the period of Tenant’s possession prior to the Second Additional Space Commencement Date.  Nothing herein shall be construed as granting Tenant the right to take possession of the Second Additional Space prior to the Second Additional Space Commencement Date, whether for construction, fixturing or any other purpose, without the prior written consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

3.     Use.  The Premises shall be used for the Permitted Use and for no other purpose.  Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or

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dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to unreasonably interfere with or unreasonably disturb other tenants or Landlord in the management of the Property.  Tenant will maintain the Premises in a clean and sanitary condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to (i) Tenant’s particular use of the Premises or (ii) any Alterations undertaken by or on behalf of Tenant or anyone claiming by, through, or under Tenant (but in no event shall the need for compliance be deemed to result from Alterations undertaken by or on behalf of Tenant if non-compliance is merely discovered as a result of such Alterations as opposed to being caused by the Alterations undertaken by Tenant); provided, however, that in no event shall Tenant be responsible for bringing the Premises into compliance with applicable laws, ordinances, orders, rules and regulations of any governmental entity in effect as of the Commencement Date to the extent applicable to the use, condition, configuration or occupancy of the Premises for general and executive offices, generally, as opposed to Tenant’s particular use.  Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law.  Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so.  All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing.  In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control.  Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.

4.     Rent.

A.            Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.”  In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease.  Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand.  If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month.  All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding.  Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

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B.            To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided, Tenant shall be entitled to a grace period of three (3) Business Days after written notice from Landlord with respect to the first two (2) late payments in any consecutive twelve (12) month period.  In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided, Tenant shall be entitled to a grace period of three (3) Business Days after notice from Landlord with respect to the first two (2) late payments in any consecutive twelve (12) month period.

C.            The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

D.            Tenant’s obligation so to pay Rent under the Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in the Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to terminate, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

5.     Security Deposit.  Tenant shall deliver to Landlord, simultaneously with the execution of this Lease, an unconditional and irrevocable letter of credit (“Letter of Credit”) in the amount of $850,227 and in a form reasonably satisfactory to Landlord.  The Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord.  Tenant shall ensure that at all times after the execution and delivery of this Lease until sixty (60) days after the Expiration Date, as the same may be extended, an unexpired Letter of Credit in the amount of $850,227 or cash in the amount of $850,227 shall be in the possession of Landlord; provided, however, that so long as no Event of Default by Tenant has occurred under this Lease and no default by Tenant of which Tenant has received notice then remains uncured, Tenant may elect to reduce the amount of such Letter of Credit or cash to $637,670 after June 30, 2011 (the “Adjustment Date”).  In the event that Tenant elects to reduce the amount of such Letter of Credit pursuant to the preceding sentence, Tenant shall, no earlier than the Adjustment Date, deliver to Landlord either (i) a substitute Letter of Credit in the amount of $637,670, whereupon Landlord shall immediately return the original Letter of Credit to Tenant, or (ii) an amendment to the Letter of Credit reducing the amount to $637,670.  If, at the time Tenant makes such election, Landlord is holding cash in lieu of a Letter of Credit as a Security Deposit (hereinafter defined), then Landlord shall apply any cash in excess of $637,670 to the next installment of Rent coming due under this Lease.  The Letter of Credit shall contain a so-called “evergreen” clause providing that the Letter of Credit shall not be canceled unless the issuing bank delivers at least sixty (60) days’ prior written notice to Landlord.  Tenant shall deliver to Landlord, no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit a replacement Letter of Credit.  Landlord shall be entitled to draw on the Letter of Credit (i) if Tenant fails to deliver any replacement Letter of Credit as required, in which event Landlord shall be permitted to retain the entire proceeds of such Letter of Credit for

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application as a security deposit (“Security Deposit”) hereunder, (ii) to cure or attempt to cure, in whole or in part, any Event of Default by Tenant under this Lease, in which event Tenant shall replenish the amount so drawn upon written demand by Landlord, and (iii) if the credit rating of the long-term debt of the issuer of the Letter of Credit (according to Moody’s or similar national rating agency) is downgraded to a grade below investment rate), or if the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or if the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, unless Tenant delivers to Landlord a replacement Letter of Credit complying with the terms of this Lease within ten (10) days after written demand therefor from Landlord.  Failure by the issuer to honor a draw request on the Letter of Credit shall be a default under the terms of this Lease entitling Landlord to exercise its remedies hereunder.  Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease.  Landlord shall have an unrestricted right to transfer the Letter of Credit at anytime and to any party with an interest in the Building.  Tenant shall pay any transfer commission (fee) and all other costs (hereinafter collectively referred to as the “Transfer Fee”) which may be imposed by the bank issuing the Letter of Credit for such a transfer of the Letter of Credit by Landlord.  The Tenant’s failure to pay the Transfer Fee shall constitute a default of this Lease, and Landlord shall have the right to pursue any and all remedies provided Landlord under this Lease, in equity and at law.

Any cash held by Landlord following a draw on the Letter of Credit pursuant to the immediately preceding paragraph, and not otherwise applied towards the cure of a Tenant default, shall be held as a Security Deposit until such time as (a) Tenant replaces the Letter of Credit without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant, or (b) the expiration or earlier mutually agreed upon termination of this Lease (as more particularly set forth hereinbelow).  Landlord shall not be required to keep the Security Deposit separate from its other accounts and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit.  Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any Event of Default of Tenant hereunder.  To the extent Tenant is not then required to cure any continuing default hereunder, the balance of any Security Deposit then held by Landlord shall be returned by Landlord to Tenant within sixty (60) days after the expiration or earlier mutually agreed upon termination of this Lease.  If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit then being held by Landlord to such successor to Landlord, if any, and the Letter of Credit to the transferee and thereafter shall have no further liability for the return of such Security Deposit and the Letter of Credit.

6.     Services to be Furnished by Landlord.

A.            Landlord shall furnish the following services, in each case subject to the provisions of Section 9A:  (i) heating and air conditioning during Normal Business Hours

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to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations; (ii) hot and cold water for use in the common lavatories of the Building and cold water for any kitchenette(s) within the Premises (any heating of such water for the kitchenette(s) being the responsibility of Tenant); (iii) janitorial service in the Premises and Common Areas on Business Days to the specifications set forth in Exhibit G attached hereto; (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease and (v) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on Business Days, upon request of Tenant and subject to scheduling and reasonable charges by Landlord; provided, however that Landlord shall not charge Tenant for the use of the freight elevator during Tenant’s performance of the Initial Alterations to the Premises.  Tenant shall be permitted access to the Building and the Premises, and the ability to utilize the HVAC system and all utilities serving the Premises (subject to any reasonable after-hours HVAC charges Landlord may from time to time charge tenants in the Building), on a 24 hour per day, 7 day per week basis, subject to Force Majeure (as hereinafter defined) and Landlord’s reasonable security measures, and subject to Landlord’s right to prohibit, restrict or limit access to the Building or the Premises in emergency situations if Landlord determines, in its reasonable discretion, that it is necessary or advisable to do so in order to prevent or protect against death or injury to persons or damage to property.

B.            If Tenant requests any other utilities or building services in addition to those identified in Section 6A, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use commercially reasonable efforts to attempt to furnish Tenant with such additional utilities or building services.  Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

C.            Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or  constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.

D.            Notwithstanding anything to the contrary contained in this Lease, if: (i) Landlord ceases to furnish any service in the Building or to perform any of its obligations under this Lease for a period in excess of five (5) consecutive Business Days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Section 16 shall control); (iv) the restoration of such service or performance of such obligations is reasonably within the control of Landlord; and (v) as a result of such cessation or failure to perform, the Premises

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or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or a material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Tenant’s Pro Rata Share of Basic Costs and Taxes payable hereunder during the period beginning on the sixth (6th) consecutive Business Day after Landlord’s receipt of the Interruption Notice and ending on the day when the service in question has been restored or obligation recommenced, as the case may be.  In the event the entire Premises has not been rendered untenantable by the cessation in service or failure to perform such obligation, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

7.             Leasehold Improvements; Tenant’s Property.  All fixtures (other than Tenant’s Property (hereinafter defined)), improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (collectively, the “Leasehold Improvements”), shall be and remain a part of the Premises, shall be the property of Landlord, and shall not be removed by Tenant except as expressly provided herein.  Notwithstanding the foregoing, all unattached and moveable partitions, all trade fixtures, all equipment installed by Tenant (including, without limitation, the Emergency Generator), all furniture located in the Premises and acquired by or for the account of Tenant, and all personalty brought into the Premises by Tenant (collectively, “Tenant’s Property”) shall be owned and insured by Tenant.  Tenant shall have no obligation to remove or restore any Leasehold Improvements which were installed by or at the direction of Tenant or anyone claiming by, through or under Tenant, including, without limitation, the Third Floor Connector (hereinafter defined), nor shall Tenant have any obligation to remove the Internal Staircase; provided, however, that upon the expiration of the Lease Term or the sooner termination of Tenant’s right to possession of the Premises, Tenant shall remove Tenant’s Property, all electronic, phone and data cabling exclusively serving the Premises installed by or at the direction of Tenant or anyone claiming by, through or under Tenant (whether such cabling is located within or outside of the Premises), and all Leasehold Improvements related to Tenant’s research and development activities (except that Tenant shall have no affirmative obligation to remove the Emergency Generator unless Tenant chooses to do so).  Tenant shall, at its sole cost and expense,  repair any damage caused by such removal.  If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, Landlord, at Tenant’s sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord.  Provided that (i) there has been no default under the lease between Amdocs and Landlord with respect to the Second Additional Space (the “Amdocs Lease”), and (ii) Tenant does not elect to terminate this Lease pursuant to Section 36 below, Landlord shall not require Amdocs to remove any Leasehold Improvements located within the Second Additional Space (including, without limitation, the Internal Staircase) at the termination of the Amdocs Lease and, if so requested by Amdocs, Landlord shall enter into a written agreement with Amdocs to that effect.

8.     Signage.  Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord’s prior written consent.  Landlord shall provide, at Landlord’s expense,

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lobby directory signage identifying Tenant and building standard signage at each entrance to each of the Original Premises, the First Additional Space and the Second Additional Space, each identifying Tenant.

9.     Maintenance, Repairs and Alterations.

A.            Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises (including, without limitation, any supplemental electrical or HVAC systems installed by or on behalf of Tenant and exclusively serving the Premises, audio/visual, computer, data or telecommunications systems, special security systems, interior bathrooms (i.e., bathrooms located within the Premises and not available for common use), kitchens and kitchen appliances) and any building systems (including electrical or HVAC systems) to the extent exclusively serving the Premises, whether located within or outside of the Premises, in substantially the same order, condition and repair as existed on the Commencement Date (or such better condition as it may be put in thereafter by Tenant) throughout the entire Lease Term, ordinary wear and tear and damage by fire or other casualty excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times consistent with other similarly situated space.  Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the reasonable cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Property and the facilities and systems thereof, plus an administration charge of ten percent (10%) of such cost, the need for which Repairs arises out of (1) the installation, removal, use or operation of Tenant’s Property, (2) the moving of Tenant’s Property into or out of the Building, (3) any Alterations (hereinafter defined), or (4) the misuse or negligence of Tenant, its agents, contractors, employees or invitees, subject to Section 13D below.

B.            Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without first obtaining the written consent of Landlord, which shall not be unreasonably withheld.  Prior to commencing any Alterations and as a condition to obtaining Landlord’s consent, Tenant shall deliver to Landlord plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 13 hereof; and, to the extent the cost of such Alterations shall exceed $500,000 in the aggregate in any twelve (12) month period, a payment bond or other security (provided, however, that Tenant’s obligation to provide security with respect to the Initial Alterations shall be governed by Exhibit D), all in form and amount satisfactory to Landlord.  Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require.  All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality.  Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate reasonable rules, regulations and procedures for the performance of work in the Building.

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Upon completion of the Alterations, Tenant shall deliver to Landlord “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials.  All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations.  Tenant shall reimburse Landlord within thirty (30) days following written demand therefor for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations.  In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may adversely affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building.  If Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to three percent (3%) of the cost of such Alterations (provided, however, that the fee for Landlord’s oversight of the Initial Alterations shall be governed by Exhibit D).  Landlord’s approval of Tenant’s plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant’s use.  Notwithstanding anything in this Section 9B to the contrary, Landlord’s consent shall not be required for Alterations not costing more than $10,000 each project and consisting solely of painting, wall covering and carpeting or similar decorating work or furnishings (so long as such work does not involve hazardous materials, does not affect base building systems or the structure of the Building, and is not visible from the outside the Premises) and Tenant may perform such Alterations, so long as Tenant informs Landlord in reasonable detail of the nature of the Alterations and otherwise complies with the provisions of this Section 9B.

C.            Landlord shall perform all maintenance, repairs and replacements reasonably necessary to keep in good condition and working order (a) the heating, ventilating, air conditioning, plumbing, security, electrical, life safety and other mechanical systems and equipment of the Building (except to the extent exclusively serving the Premises or where the maintenance and repair of such systems and equipment is otherwise the specific responsibility of Tenant under this Lease), (b) the Common Areas of the Building, (c) the structure of the Building (including, without limitation, the roof, exterior walls and exterior windows and foundation thereof), and (d) common restrooms.

10.   Use of Electrical Services by Tenant.  All electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge billed directly to Tenant by Landlord based on Landlord’s good faith estimate of Tenant’s use of electricity in the Premises and payable by Tenant as Additional Rent within thirty (30) days after billing.  As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Tenant’s actual use of electricity in the Premises for the previous calendar year based upon Landlord’s reading of the check meters installed in the Premises.  If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Tenant’s use of electricity in the Premises, is in excess of the amount owed by Tenant on account of its actual use of electricity in the Premises such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder).

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Likewise, Tenant shall pay to Landlord, within thirty (30) days after Landlord’s written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.  Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”).  Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.  Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building.  In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage (provided, however, that Landlord may not restrict use of the Emergency Generator in compliance with the terms of this Lease) or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent.  Landlord shall, at its sole cost and expense, install a check meter in (a) the First Additional Space prior to the First Additional Space Rent Commencement Date, and (b) the Second Additional Space prior to the Second Additional Space Commencement Date.  Tenant shall have the right, at its sole cost and expense, to require Landlord to install a check meter in the Original Premises, which Landlord shall do promptly following Tenant’s request therefor.  In the event that any portion of the Premises is not check-metered from time-to-time, then Tenant shall pay for its electricity usage based on Landlord’s engineer’s reasonable estimate of such usage.

11.   Assignment and Subletting.

A.            Except in connection with a Permitted Transfer (defined in Section 11E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s prestige, or the proposed transfer would result in a violation of another tenant’s rights under its lease at the Building; (3) the transferee is a governmental agency, (4) the transferee is an occupant of the Building (unless Landlord, in its reasonable discretion, has determined that it can not offer such tenant alternate space in the Building which will satisfy such tenant’s requirements for additional space); (5) an Event of Default has occurred and is continuing; (6) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (7) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord.  Any attempted Transfer in violation of this Section 11, shall, exercisable in Landlord’s sole and absolute discretion, be void.  Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any

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subsequent Transfers.  In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B.            If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request.  After Landlord’s receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting of more than twenty-five percent (25%) of the rentable area of the Premises, terminate this Lease with respect to portion of the Premises which Tenant proposes to sublease effective the date the proposed Transfer would have come into effect.  In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.

C.            Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant.  In determining excess rent in connection with a Transfer, Tenant may, on an amortized basis, deduct the following expenditures resulting from such Transfer to the extent such expenditures are reasonable: (1) brokerage and marketing fees; (2) legal fees; (3) construction costs; and (4) financial concessions granted in such Transfer.

D.            Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer; provided, however, that the foregoing shall not apply (i) so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or (ii) if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E.             Notwithstanding the foregoing, the foregoing provisions shall not be applicable and Tenant may assign its entire interest under this Lease or sublet all or any portion of the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) an Event of Default has not occurred and is then continuing; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the

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assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to Tenant’s net worth as of the day prior to the series of events culminating in the proposed purchase, merger, consolidation or reorganization as computed in accordance with generally accepted accounting principles consistently applied and as evidenced to Landlord; and (4) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

12.   Mechanic’s Liens.  Tenant will not permit any mechanic’s liens or other liens to be placed upon the Property with respect to any work performed by or at the direction of Tenant or anyone claiming by, through or under Tenant.  If a lien is attached to the Property as a result of any act or omission of Tenant or anyone claiming by, through or under Tenant, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord within thirty (30) days after written demand as Additional Rent. Tenant shall within fifteen (15) days of receiving such written notice of lien or claim bonded over or have such lien or claim released of record.  Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

13.   Insurance.

A.            Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $5,000,000.00 per occurrence.

B.            Tenant shall procure and maintain, at its expense, (i) all-risk (special form) property insurance in an amount equal to the full replacement cost of Tenant’s Property located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord and Landlord’s Building manager as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance in accordance with the laws of the State in which the Property is located and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers’ right of subrogation.  Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of

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the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the expiration or earlier termination of the Lease Term.

C.            The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease.  In addition to the requirements set forth in Sections 13 and 14, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide or that is otherwise reasonably acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Building manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon at least ten (10) days’ prior written notice to Landlord and Landlord’s lenders.  Tenant will deliver to Landlord a certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy.  Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies, which approval shall not be unreasonably withheld, conditioned or delayed.

D.            Notwithstanding any other term or provision of this Lease, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

14.   Indemnity.  To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the “Indemnitor”) agree to hold harmless and indemnify the other and the other’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees (collectively, the “Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without

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limitation reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees.  Such third parties shall not be deemed third party beneficiaries of this Lease.  If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees, then Indemnitor will, at Indemnitor’s expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding.  In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including reasonable attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord’s Indemnitees) that may arise from any act or occurrence in the Premises, except to the extent caused by the negligence, default (beyond any applicable notice and cure period) or willful misconduct of Landlord or Landlord’s Indemnitees.

15.   Damages from Certain Causes.  To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by (i) the acts or omissions of other tenants of the Building or of any other persons whomsoever, or (ii) events of Force Majeure.  Nothing in this Section 15 shall be deemed to limit Tenant’s remedies as set forth in, and subject to the terms of, Section 6D of this Lease.

16.   Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  In the event that (a) the Building shall be so damaged that restoration of the Building shall require more than the lesser of (i) one (1) year, or (ii) half of then-remaining Term of this Lease (whether or not the Premises shall have been damaged by such casualty); or (b) Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt; or (c) there shall be any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty.  If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty.  Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty.  When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises for the conduct of its business.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same

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proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises.

Notwithstanding anything in this Section to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the “Restoration Completion Estimate”).  If the Restoration Completion Estimate indicates that the Premises cannot be made tenantable within twelve (12) months from the date the repair and restoration is started, Tenant shall have the right to terminate this Lease by giving written notice to Landlord of such election within thirty (30) days after its receipt of the Restoration Completion Estimate; provided, however, that Tenant shall not have the right to terminate this Lease in the event that the fire or casualty in question was caused by the negligence or intentional misconduct of Tenant.  If the Restoration Completion Estimate indicates that the Premises can be made tenantable within twelve (12) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Restoration Completion Estimate indicates that the Premises cannot be made tenantable within twelve (12) months but Tenant does terminate this Lease pursuant to this Section, Landlord shall proceed with reasonable promptness to repair and restore the Premises.  If Tenant does not terminate this Lease pursuant to this Section and the Premises are not made tenantable within a period of time equal to the longer of (i) twelve (12) months or (ii) the time for completion set forth in the Restoration Completion Estimate and, so long as Landlord promptly commences such restoration upon receipt of the insurance proceeds payable to Landlord as a result of the casualty and proceeds with reasonable diligence (subject to Force Majeure) to complete such restoration, an additional period equal to twenty percent (20%) of the Restoration Completion Estimate (the “Outside Completion Period”), then Tenant shall have the right to terminate this Lease by giving written notice to Landlord of such election within thirty (30) days of the expiration of the Outside Completion Period; provided that if such restoration is completed within such thirty (30) day period, such termination notice shall be of no force and effect.

17.   Condemnation.  If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur; provided, however, that Landlord may only terminate this Lease as a result of a taking or condemnation solely of a portion of the land on which the Building is located if, in Landlord’s reasonable judgment, such taking adversely affects the operation of the Building or the Common Areas.  If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the Premises inaccessible or unsuitable for the Permitted Use, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Tenant may, at its option, terminate this Lease and Rent shall be

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abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building shall occur.  If this Lease is not terminated, the Rent for any portion of the Premises so taken or condemned or affected by the taking shall be abated during the unexpired Lease Term effective when the physical taking shall occur.  All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

18.   Events of Default.  The following events shall be deemed to be “Events of Default” under this Lease:  (i) Tenant fails to pay any Rent when due; provided that the first two (2) such failures during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant’s receipt of written notice from Landlord that such payment was not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days after written notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within such thirty (30) day period, Tenant shall be allowed additional time (not to exceed one hundred twenty (120) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Section 11, (b) mechanic’s liens as set forth in Section 12, (c) insurance as set forth in Section 13 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 25, (iv) the leasehold interest of Tenant is levied upon or attached under process of law and not discharged within sixty (60) days thereafter; (v) Tenant or any guarantor of this Lease dies or dissolves; (vi) Tenant abandons the Premises (meaning Tenant vacates the Premises and fails to perform any of its obligations hereunder); or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

19.   Remedies.

A.            Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)                                  Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(2)                                  Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title

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and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)                                  Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)                                  Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.  LANDLORD’S NOTICE OF ANY DEFAULT MAY SERVE AS ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW, AND NO FURTHER NOTICE SHALL BE REQUIRED.  TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY NON-MANDATORY COUNTERCLAIM AND WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

B.            If Landlord exercises either of the remedies provided in Sections 19A(2) or 19A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

C.            If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder.  Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the

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period from the date of such notice of termination of possession to the stated end of the Lease Term.  In any such case, Landlord shall make reasonable efforts, in accordance with Section 19E hereof, to relet the Premises.  In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting.  The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant.  Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

D.            If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder.  In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (2) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

E.             Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease.  Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:  (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and

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conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

F.             The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease.  The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.  No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

G.            In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein.  In addition, Landlord shall be entitled to recover from Tenant any and all reasonable fees (including, without limitation, reasonable attorney’s fees) incurred in or related to bankruptcy proceedings related to Tenant, including reasonable fees (including, without limitation, reasonable attorney’s fees) incurred in or related to issues and events that are peculiar to bankruptcy.

20.   Landlord’s Default.  In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice and has received current notice addresses for) and Landlord (or any such mortgagee at its sole discretion) fails to cure such default within 30 days (provided, however, that such 30 day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins curing within such period, or if later within 30 days after acquiring possession of the Property if the cure requires the mortgagee to obtain possession of the Property, and diligently pursues curing with reasonable promptness).  Any mortgagee notice and cure periods set forth in any subordination agreements then in effect under Section 25 shall control to the extent the same differ from the foregoing.  Nothing in this Section shall be deemed to limit Tenant’s remedies under Section 6D of this Lease.

21.   No Waiver.  Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the

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non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

22.   Peaceful Enjoyment.  Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained within applicable grace periods.

23.   Intentionally Deleted.

24.   Holding Over.  If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance.  Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per diem basis) equal to (i) one hundred fifty percent (150%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during the first sixty (60) days of such holdover, and (ii) one hundred seventy-five percent (175%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof thereafter.  No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise.  Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant in excess of sixty (60) days.

25.   Subordination to Mortgage; Estoppel Certificate.  Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion.  The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request.  If Tenant fails to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable.  Landlord shall obtain, within thirty (30) days after the execution of this Lease, a subordination, non-disturbance and attornment agreement for the benefit of Tenant from the mortgagee currently holding a mortgage on the Property in the form attached hereto as Exhibit I.  In the event that any future mortgagee or ground lessor elects to subordinate this Lease to its mortgage or ground lease, as applicable, Landlord shall, within ninety (90) days

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after such mortgage or ground lease becomes effective, obtain a subordination, non-disturbance and attornment agreement for the benefit of Tenant from such mortgagee or ground lessor in such mortgagee’s or ground lessor’s customary form, and notwithstanding anything to the contrary contained in this Section 25, this Lease shall not be subordinated to such mortgage or ground lease until such subordination, non-disturbance and attornment agreement has been delivered to Tenant.

Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

Landlord and Tenant hereby acknowledge that the terms of the form of subordination, non-disturbance and attornment agreement (“SNDA”) attached as Exhibit I and to which Tenant is a party provides that the lender thereunder (the “Lender”) has no obligation to fund the Construction Allowance in accordance with the Work Letter following the date that such Lender succeeds to the interest of Landlord hereunder.  As an accommodation to Tenant, simultaneously with the execution of this Lease, Aslan Realty Partners III, L.L.C. (“Guarantor”) has delivered to Tenant a guaranty (the “Guaranty”) that provides Tenant with a guaranty (a copy of which is attached as Exhibit J) of the Landlord’s obligation to pay Tenant the Construction Allowance in accordance with the Work Letter in the event that (i) Lender forecloses on the Property, takes a deed in lieu of foreclosure or otherwise succeeds to Landlord’s interest under this Lease, (ii) Lender has not agreed to fund the Construction Allowance, and (iii) Lender does not in fact fund any portion of the Construction Allowance when due within the period required pursuant to this Lease.  Notwithstanding anything in this Lease or the Guaranty to the contrary, Tenant agrees that the Guaranty shall terminate and be of no further force or effect in the event that (i) Landlord delivers to Tenant a substitute guaranty substantially in the form of the Guaranty from a third party with creditworthiness reasonably satisfactory to Tenant, (ii) the Lender agrees in writing to perform the Guaranteed Obligations or otherwise provides Tenant with reasonably satisfactory assurances that Tenant will receive the full economic benefit of the Guaranteed Obligations (e.g. the Lender agrees in writing to fund the Construction Allowance or that Tenant may offset any unfunded installments of the Construction Allowance against Rent, whether by amendment to the SNDA or otherwise), or (iii) Landlord places any unpaid portions of the Construction Allowance into an escrow account held by an escrow agent reasonably acceptable to Tenant, which escrowed funds are available to fund the Construction Allowance to Tenant pursuant to the terms and conditions set forth in the Work Letter.

26.   Notice.  Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises).  When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed.  When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service.  The address specified in

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Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

27.   Surrender of Premises.  Subject to the terms and provisions of Section 7 above, upon the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in substantially the same condition and repair as existed on the Commencement Date (or such better condition as it may be put in thereafter by Tenant), ordinary wear and tear and fire and casualty excepted.  Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

28.   Rights Reserved to Landlord.  Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days’ prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to reasonably approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (7) to reasonably regulate access to telephone, electrical and other utility closets in the Building and to require use of reasonably approved contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last month of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause (9) shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises at reasonable times to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building.  In exercising its rights under this Section , Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

29.   Miscellaneous.

A.            If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of

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such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B.            Tenant agrees not to record this Lease, but the parties shall, upon Tenant’s request therefor and at Tenant’s expense, execute and record a Notice of Lease in a form reasonably agreed to by Tenant and Landlord.

C.            This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D.            The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E.             Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F.             Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

G.            Tenant and Landlord hereby represent and warrant to each other that they have dealt directly with and only with the Broker as a broker in connection with this Lease.  Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.  Landlord shall be responsible for any commission or fee due to the Broker.

H.            If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties.  All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I.              Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is

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capable of performing such financial obligations.  Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

J.             Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

K.            Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

L.             The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.  The term “including” shall be deemed to mean “including without limitation”.

M.           The additional provisions, if any, attached hereto as Exhibit E are hereby incorporated by reference.

30.   No Offer.  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option.  This Lease shall not be effective until an original of this Lease is executed by both Landlord and Tenant, and a signed original of this Lease is returned to Tenant.

31.   Entire Agreement.  This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease.  This Lease may be modified only by a written agreement signed by Landlord and Tenant.  Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

32.   Limitation of Liability.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Property and the rents derived therefrom, and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective

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members, partners, shareholders, officers, directors, agents or employees.  Except as provided in Section 24 above, in no event shall Landlord or Tenant be liable to the other for consequential or punitive damages as a result of a breach or default under or otherwise in connection with this Lease.  Notwithstanding the foregoing, in no event shall any damages or remedies expressly provided for in this Lease be deemed consequential or punitive damages.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST			LANDLORD:

TRANSWESTERN FEDERAL, L.L.C., a Delaware limited liability company

By:	/s/ Kathleen Zachary
	Name:	Kathleen Zachary	By:	Transwestern Investment
	Title:	Administrative Associate		Company, L.L.C., its agent

				By:	/s/ Joseph P. Concepcion
					Name:	Joseph P. Concepcion
					Title:	Managing Director

WITNESS/ATTEST			TENANT:

ENERNOC, INC., a Delaware corporation

By:	/s/ Jody McCoy
	Name:	Jody McCoy
	Title:	Executive Assistant	By:	/s/ Neal C. Isaacson
				Name:	Neal C. Isaacson
				Title:	Chief Financial Officer

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EXHIBIT A-1

OUTLINE AND LOCATION OF ORIGINAL PREMISES

[To Be Attached]

EXHIBIT A-2

OUTLINE AND LOCATION OF FIRST ADDITIONAL SPACE

[To Be Attached]

EXHIBIT A-3

OUTLINE AND LOCATION OF SECOND ADDITIONAL SPACE

[To Be Attached]

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Property and the appurtenances thereto:

1.             Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors or from the exterior of the Building.

2.             Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein.  Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor, subject to the terms of the Lease.

3.             Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion.  No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building.  No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4.             Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent, which shall not be unreasonably withheld.  Landlord acknowledges that Tenant shall have the right to install a key card access system serving the Premises, subject to the terms and conditions of Section 9B of the Lease.  A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made.  All keys and passes shall be returned to Landlord at the expiration or earlier termination of the Lease.

5.             Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services, such approval not to be unreasonably withheld.  This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning.  All controls shall be adjusted only by Building personnel.

6.             Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity.  If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner reasonably stated by Landlord (requiring no material additional cost to Tenant).  Landlord may reasonably prohibit any article, equipment or any other item from being brought into the Building.  Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity.  If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom, subject to the terms of the Lease.

7.             All corridor doors, when not in use, shall remain closed.  Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8.             Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9.             Canvassing, soliciting and peddling in or about the Building or Property is prohibited.  Tenant shall cooperate and use its best efforts to prevent the same.

10.           Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11.           Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12.           Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13.           Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees.

14.           Tenant shall not open or permit to be opened any window in the Premises.  This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

15.           To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

16.           To the extent provided in Section 3 of the Lease, Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises and

Tenant’s respective use or occupancy thereof.  Tenant shall not make or permit any particular use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

17.           Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

18.           All deliveries to or from the Premises shall be made only at such reasonable times, in the areas and through the entrances and exits reasonably designated for such purposes by Landlord.  Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

19.           Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times reasonably agreed to in advance by Landlord and in a manner which will not unreasonably interfere with the rights of other tenants in the Building.

20.           Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents.  Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

21.           Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants.  Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

22.           Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area.  In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building or at the entrances to the Building.  Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as “no smoking” areas and to designate the entire Building and the Property as a “no smoking” area.

[END OF EXHIBIT B]

EXHIBIT C

PAYMENT OF BASIC COSTS

A.    Prior to January 1, 2010, Tenant shall have no obligation to pay to Landlord Tenant’s Pro Rata Share of the amount by which Basic Costs (as defined below) for any given calendar year exceeds Basic Costs for the Base Year, nor prior to July 1, 2010 shall Tenant have any obligation to pay to Landlord Tenant’s Pro Rata Share of the amounts by which Taxes (as defined below) for any given Tax Fiscal Year exceeds Taxes for the Base Year.

B.    Commencing on January 1, 2010, Tenant shall, during each calendar year, or portion thereof, falling within the Lease Term, pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Basic Costs for the applicable calendar year exceeds Basic Costs for the Base Year.  Commencing on July 1, 2010, Tenant shall, during each Tax Fiscal Year, or portion thereof, falling within the Lease Term, pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Taxes for the applicable Tax Fiscal Year exceeds Taxes for the Base Year.  In no event shall Tenant’s Pro Rata Share of Basic Costs for any calendar year or Tenant’s Pro Rata Share of Taxes for any Tax Fiscal Year be less than zero.  Prior to January 1, 2010, or as soon as practical thereafter, and prior to January 1 of each subsequent calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of (1) Basic Costs for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof and (2) Taxes for the applicable full or partial Tax Fiscal Year and Tenant’s Pro Rata Share thereof.  Commencing on January 1, 2010 with respect to Basic Costs and commencing on July 1, 2010 with respect to Taxes, Tenant shall, on or before the first day of each month during the Lease Term, pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of (1) Landlord’s estimate of the amount by which Basic Costs for the applicable calendar year will exceed Basic Costs for the Base Year, and (2) Landlord’s estimate of the amount by which Taxes for the applicable Tax Fiscal Year will exceed Taxes for the Base Year.  Landlord shall have the right from time to time to reasonably revise the estimate of Basic Costs and Taxes and provide Tenant with a revised statements therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year for Basic Costs and twice in any Tax Fiscal Year for Taxes), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate.  If Landlord does not provide Tenant with an estimate of the Basic Costs and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and/or Taxes for the current year.  Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate.  Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand.  Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installments of Additional Rent next coming due under the Lease.  Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Basic Costs or actual Taxes, as applicable, are determined.

C.    Commencing on January 1, 2010, Landlord shall, as soon as is practical following the end of each calendar year during the Lease Term, furnish to Tenant a statement of Landlord’s actual Basic Costs and Taxes for the previous calendar year and Tax Fiscal Year.  If for any such calendar year (or, as applicable, Tax Fiscal Year) the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs or Taxes, is in excess of Tenant’s Pro Rata Share of the amount by which Basic Costs or Taxes, as applicable, for such prior year exceeds Basic Costs or Taxes for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder).  Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

D.    “Basic Costs” shall mean all reasonable direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property.  Basic Costs shall include, without limitation, insurance premiums and deductibles, and the amortized cost of capital improvements made to the Building or the Property which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier enacted or first enforced after the date of this Lease.  The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently applied, and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed.

E.     Basic Costs shall not include the following:  (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs of HVAC system usage provided to, utilities provided to, or services or work performed for the benefit of, another tenant or occupant (other than for Common Areas) which is not provided to Tenant without charge; (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants, (other than through the payment of additional rent under such tenants’ leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or leases; (xi) Taxes; and (xii) electricity for any rentable space; (xiii) management fees in excess of commercially reasonable management fees in effect at comparable first class office buildings located in the financial district of the City of Boston, Massachusetts; and (xiv) costs relating to any remediation or disposal of hazardous materials which is not routine in nature, where such hazardous materials are located in any portion of the Building leased to other tenants, or where such costs are in excess of customary costs for the same at comparable first class office buildings located in the financial district of the City of Boston, Massachusetts.

F.     “Taxes” shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property, (ii) all personal property taxes for the Building’s personal property, including license expenses, (iii) all taxes imposed on services of Landlord’s agents and employees, (iv) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon rent received by Landlord not paid by Tenant, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes and similar taxes.  Estimates of real estate taxes and assessments for any Tax Fiscal Year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments.  Taxes and assessments hereunder are those accrued with respect to such Tax Fiscal Year, as opposed to the real estate taxes and assessments paid or payable for such Tax Fiscal Year.

G.    If the Building and the other buildings Landlord operates in conjunction therewith, if any, are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area of the Building and such other buildings, if any, at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings during such year.  Basic Costs for the Base Year shall also be determined as if the Building and such other buildings, if any, had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings.

H.    Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the sixty (60) day period following the delivery of Landlord’s statement of the actual amount of Basic Costs, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.  Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants and other consultants and as required by law.  Any parties retained by Tenant to inspect Landlord’s books of account and records shall not be compensated on a contingency fee basis.  If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within one hundred twenty (120) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.  During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant’s Pro Rata Share of Basic Costs as calculated by Landlord.

I.              Basic Costs that are incurred jointly for the benefit of the Building and one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, shall be allocated between the Building and the other buildings or properties in accordance with the ratio of their respective rentable areas calculated using a consistent methodology, unless the other buildings or properties are used for a purpose materially different than the Building, in which case the affected cost items may be allocated on a reasonable basis.  Basic Costs incurred for the benefit of less than all of the tenants at the Property or in the Building may be allocated among such tenants based on the rentable square footage of their respective premises.

[END OF EXHIBIT C]

EXHIBIT D

WORK LETTER

1.                                       Landlord shall, at its sole cost and expense, perform improvements to the First Additional Space and Common Areas in accordance with the worklist attached hereto as Attachment #1 (the “Worklist”), so long as no default by Tenant shall occur and be continuing under the Lease.  The improvements to be performed by Landlord in accordance with the Worklist are hereinafter referred to as “Landlord’s Work”.  Landlord shall not commence Landlord’s Work until Tenant instructs Landlord to do so in writing (provided, however, that the performance of any portion of Landlord’s Work prior to receipt of such instructions shall not be deemed a default under this Lease and Tenant’s sole remedy therefor shall be that any costs and expenses incurred by Landlord prior to receipt of such instructions shall not be included in the Early Termination Payment (hereinafter defined)) and Landlord shall substantially complete Landlord’s Work within sixty (60) days after receiving such written instructions (the “Landlord’s Work Outside Completion Date”).  Notwithstanding the foregoing, if Landlord shall be delayed in completing Landlord’s Work as a result of any act or omission by Tenant, its employees or contractors, then the Landlord’s Work Outside Completion Date shall be postponed by a period of time equal to the delay caused by such act or omission.

2.                                       Subject to the terms and provisions of Section 2C of this Lease, Tenant shall have the right to perform certain alterations and improvements in the Original Premises and the First Additional Space (collectively, the “First Additional Space Initial Alterations”).  Subject to the terms and provisions of Section 2C of this Lease, and provided that Tenant has delivered evidence reasonably satisfactory to Landlord that Amdocs has consented to such alterations and improvements, Tenant shall also have the right to perform certain alterations and improvements in the Second Additional Space (collectively, the “Second Additional Space Initial Alterations,” and together with the First Additional Space Initial Alterations, the “Initial Alterations”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9B of the Lease, including, without limitation, approval by Landlord of (a) the final plans for the Initial Alterations, (b) the contractors to be retained by Tenant to perform such Initial Alterations (Landlord hereby acknowledging that it has approved of Structure Tone, Inc. as Tenant’s general contractor), and (c) the insurance coverage obtained by Tenant and its contractors in connection with the Initial Alterations.  Tenant shall be responsible for all elements of the plans for the Initial Alterations (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor.  Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as reasonably required by Landlord, (iii) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state and municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

3.                                       Promptly after obtaining Landlord’s approval of the plans for the Initial Alterations and before commencing construction of the Initial Alterations, Tenant shall deliver to Landlord a reasonably detailed estimate of the cost of the Initial Alterations, which estimate shall include, if applicable, the cost of purchasing and installing the Emergency Generator (the “Cost Estimate”).  Tenant shall pay to Landlord, within ten (10) days after Landlord’s written demand, a construction management fee equal to the lesser of one percent (1%) of the cost of the Initial Alterations and the Construction Allowance (hereinafter defined) to compensate Landlord for reviewing the plans for the Initial Alterations and for costs incurred by Landlord in facilitating completion of the Initial Alterations.  Landlord reserves the right to deduct such fee from the Construction Allowance.

4.                                       Landlord agrees to contribute up to One Million Three Hundred Forty-Six Thousand Six Hundred Ten Dollars ($1,346,610) (the “Construction Allowance”) toward the cost of performing the Initial Alterations.  The Construction Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations (to the extent not paid for out of the Preliminary Design Allowance (hereinafter defined)), for architectural supervision, for hard costs in connection with the Initial Alterations, and for costs in connection with Tenant’s purchase and installation of the Emergency Generator pursuant to Exhibit E of this Lease.  The Construction Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, if any default for which Tenant has received notice is then continuing, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) contractor’s, subcontractor’s and material supplier’s partial waivers of liens which shall cover all Initial Alterations for which disbursement has previously been made and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations.  Notwithstanding anything herein to the contrary, if the

Cost Estimate provided by Tenant prior to commencing construction of the Initial Alterations exceeds the Construction Allowance (such excess referred to herein as the “Excess Cost”), then except with respect to the final disbursement, Landlord shall deduct from each disbursement made pursuant to the preceding sentence (and shall have no obligation to advance the Construction Allowance with respect to) an amount equal to (a) the cost of the Initial Alterations for which such disbursement is being requested, multiplied by (b) a fraction, the numerator of which shall be the Excess Cost and the denominator of which shall be the Cost Estimate.  Any such deduction shall be made prior to calculating the retainage Landlord shall deduct from such disbursement.  Upon completion of the Initial Alterations, and as a condition of Landlord making the final disbursement of the Construction Allowance, Tenant shall furnish Landlord with:  (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, (6) a temporary or permanent certificate of occupancy or equivalent sign-off from the applicable municipal authority entitling Tenant to occupy the Premises, and (7) an estoppel certificate in a form reasonably satisfactory to Landlord and signed by Tenant acknowledging that the Construction Allowance shall be paid in full and the Guaranty (or any substitute guaranty provided to Tenant under Section 25 of the Lease) will be terminated and of no further force or effect effective upon the payment of such final disbursement.  Tenant shall deliver to Landlord a permanent certificate of occupancy entitling Tenant to occupy the Premises within six (6) months after completion of the Initial Alterations; provided, however, that such six (6) month period shall be extended on a day-for-day basis if Tenant is unable to obtain a permanent certificate of occupancy due to the failure of Landlord to perform any of its obligations under this Lease.  In no event shall Landlord be required to disburse the Construction Allowance more than one time per month.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Construction Allowance during the continuance of an uncured Event of Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such Event of Default is cured and waived by Landlord in writing.

In addition, Landlord agrees to contribute up to Five Thousand Seven Hundred Three Dollars ($5,703) (the “Preliminary Design Allowance”) towards Tenant’s third-party, out of pocket costs incurred in the preparation of the plans and specifications for the Initial Alterations.  To the extent that Tenant incurs costs with respect to such plans and specifications in excess of the Preliminary Design Allowance, said costs may, at Tenant’s option, be reimbursed as part of the Construction Allowance.  The Preliminary Design Allowance shall be paid to Tenant within thirty (30) days following receipt by Landlord of all invoices covering the preparation of the plans and specifications for the Initial Alterations.

5.                                       In no event shall the Construction Allowance or Preliminary Design Allowance be used for the purchase of furniture or other items of personal property of Tenant (other than the Emergency Generator).  In the event Tenant does not submit to Landlord a written request for payment of the entire Construction Allowance (together with all of the documents and certificates required for such payment) within twenty-four (24) months after the Second Additional Space Commencement Date, any portion of the Construction Allowance not disbursed to Tenant shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Construction Allowance.

6.                                       Without limiting Landlord’s obligations under this Lease, and subject to Landlord’s obligations below with respect to the Third Floor Connector (hereinafter defined), Tenant agrees to accept the Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord’s behalf, it being agreed that, except as provided herein with respect to Landlord’s Work and the Construction Allowance, Landlord shall not be required to perform any work or incur any costs in connection with the construction or demolition of any improvements in the Premises.

7.                                       Subject to Tenant constructing the Third Floor Connector upon the same terms and conditions as those set forth herein with respect to other Initial Alterations (e.g., Landlord’s approval of the plans therefor) and Tenant obtaining all permits, variances, consents and other approvals necessary for the construction, operation and use of the Third Floor Connector from all municipal and other applicable governmental authorities (collectively, the “Required Connector Approvals”), Landlord hereby approves of the construction of a corridor connecting the elevator lobby located on the third (3rd) floor of the 75 Federal Street Building and the elevator lobby located on the third (3rd) floor of the 101 Federal Street Building (the “Third Floor Connector”) as part of the Initial Alterations and of its operation and use by Tenant.  Landlord hereby acknowledges its receipt and approval of the plans and specifications for the Third Floor Connector prepared by Tenant prior to the execution of this Lease.  Landlord shall cooperate with Tenant reasonably and in good faith, but at Tenant’s sole cost and expense, as the owner of the Building in connection with (i) Tenant’s construction of the Third Floor Connector, and (ii) Tenant’s obtaining the Required Connector Approvals.  In the event that the Third Floor Connector is constructed in accordance with this paragraph, then effective as of the date construction of the Third Floor Connector is complete, the Third Floor Connector shall be included in the Common Areas of the Building.  Notwithstanding anything in this Lease to the contrary, in the event that the construction, operation or use of the Third Floor Connector by Tenant shall cause any damage to the Building, either in connection with its construction or at any time thereafter during the Lease Term, the cost of repairing such damage shall be the sole responsibility of Tenant; provided, however, that so long as Tenant completes the construction of the Third Floor Connector in accordance with the plans therefor approved by Landlord, the modifications to the third floor of the Building necessary in connection with such construction shall not be considered damage to the Building for the purposes of this sentence.  As soon as Tenant has completed construction of the Third Floor Connector and the Third Floor Connector has become part of the Common Areas of the Building pursuant to this paragraph, Tenant shall (i) deliver to Landlord copies of all plans and other documents in Tenant’s possession related to the Third Floor Connector, and (ii) assign to Landlord all warranties related to the Third Floor Connector.

8.                                       This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.  All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

[END OF EXHIBIT D]

ATTACHMENT #1

WORKLIST

1.               Landlord to perform routine maintenance of HVAC system, replace filters and verify system is in good working order.  Landlord to perform routine maintenance on all other base building systems serving the First Additional Space and verify that such systems are in good working order.

2.               Landlord to complete installation of Island Air wall-mounted heat pump system located in the southwest corner of the First Additional Space, including installation of any missing heat pump units and/or piping required to connect the system to building systems.

3.               Landlord to replace all missing controls for the HVAC system.

4.               Landlord to ensure that all existing exterior heat pumps are in good working order, including making any necessary repairs or replacements.

5.               If, in the reasonable judgment of Tenant’s architect, it is found necessary in connection with the construction of the Initial Alterations, Landlord will relocate and, as necessary, upgrade the following electric panelboards:

(a)          One (1) panelboard rated at 208Y/120 volt - 3 phase - 4 wire located to the right of the entrance within the interior of the electric room above the existing 75 KVA transformer;

(b)         One (1) panelboard rated at 208Y/120 volt - 3 phase - 4 wire located to the left of the entrance within the interior of the electric room (the first 208Y/120 volt - 3 phase - 4 wire panelboard on the entrance wall); and

(c)          One (1) panelboard rated at 208Y/120 volt - 3 phase - 4 wire located to the left of the entrance within the interior of the electric room (the second 208Y/120 volt - 3 phase - 4 wire panelboard on the entrance wall).

6.               Landlord to replace existing light fixtures in perimeter offices with Metalux 2HPT8 Luminaire Lamps.

EXHIBIT E

ADDITIONAL PROVISIONS

33.           Extension Option.

A.            Landlord hereby grants to Tenant an option to extend the Lease Term for one (1) period of five (5) years (the “Extension Period”).  The Extension Period shall commence on the day following the expiration of the initial Lease Term (“Extension Commencement Date”) and shall expire on the day preceding the fifth (5th) anniversary of the Extension Commencement Date, unless sooner terminated in accordance with the terms and provisions of the Lease.

B.            The Extension Period shall be upon the same terms, covenants, and conditions as set forth in the Lease with respect to the initial Lease Term, except that Base Rent payable during the Extension Period shall be equal to the Fair Market Rental Rate (as defined below) for lease terms commencing on or about the Extension Commencement Date, as determined in accordance with this Section.  Tenant shall be obligated to pay Tenant’s Pro Rata Share of Basic Costs and Taxes during the Extension Period, if Tenant has elected to extend the Lease Term.

C.            If Tenant desires to exercise its option to extend, Tenant shall no earlier than fifteen (15) months prior to the expiration of the initial Lease Term, and no later than twelve (12) months prior to the expiration of the initial Lease Term, time being of the essence, notify Landlord in writing of its desire to extend and request of Landlord its determination of the Fair Market Rental Rate (“Tenant’s Initial Notice”).  Landlord shall, within thirty (30) days of its receipt of Tenant’s Initial Notice, notify Tenant in writing (“Landlord’s Notice”) of the rental rate for the Extension Period (the “Extension Period Rental Rate”).  If Tenant desires to extend the Lease Term for the Extension Period at the Extension Period Rental Rate, Tenant shall so notify Landlord in writing (the “Extension Notice”) within thirty (30) days after Landlord delivers Landlord’s Notice to Tenant.  If Tenant does not so exercise the Extension Option, then Tenant may notify Landlord in writing (the “Negotiation Notice”) within thirty (30) days after Landlord delivers Landlord’s Notice to Tenant that Tenant disagrees with Landlord’s determination of the Fair Market Rental Rate, in which case Tenant shall concurrently notify Landlord of Tenant’s determination of the Fair Market Rental Rate, and if the parties are unable to agree upon a Fair Market Rental Rate within thirty (30) days after such response by Tenant (the “Negotiation Period”), then such dispute shall be settled by binding arbitration as hereinafter described.  If Tenant fails to deliver either the Extension Notice or Negotiation Notice within the time periods specified above, the Extension Option shall be deemed waived, time being of the essence.

D.            Landlord and Tenant, within fifteen (15) days after expiration of a Negotiation Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Rate for the Extension Period (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred two percent (102%) of the lower of such Estimates, then the Fair Market Rental Rate shall be the average of the two Estimates. If the Fair Market Rental Rate is not so resolved pursuant to the preceding sentence, Landlord and Tenant, within fifteen (15) days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates more closely reflects the Fair Market Rental Rate for the Premises for the Extension Period.  Each appraiser selected pursuant to this Section shall be certified as an MAI appraiser and shall have had at least ten (10) years experience as a real estate appraiser of which at least the last five (5) years immediately preceding the Negotiation Period must be as a real estate appraiser working in the downtown Boston, Massachusetts office market, with working knowledge of current rental rates and market practices. For purposes of this Section, “MAI appraiser” means an individual who holds an MAI designation conferred by, and is an independent member of, the American Appraisal Institute (or its successor organization, or in the event there is no successor organization, the organization and designation most similar) and who is not affiliated with Landlord or Tenant. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates more closely reflects the Fair Market Rental Rate for the Premises for the Extension Period.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Extension Period.  If either Landlord or Tenant fails to appoint an appraiser within the fifteen (15) day period referred to above, then the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate within twenty (20) days after their appointment; then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria (or, if such two appraisers are unable to select a third appraiser, such selection shall be made by the President of the local chapter of the American Appraisal Institute (or its successor organization)). Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days, the third appraiser shall make its determination of which of the two Estimates more closely reflects the Fair Market Rental Rate for the Premises for the Extension Period and such appraiser shall not select anything other than one of the two Estimates from Landlord and Tenant and the Estimate so selected by the third appraiser shall be binding on both Landlord and Tenant as the Fair Market Rental Rate for the Premises for the Extension Period.  The party whose Estimate is not selected as the Fair Market Rental Rate shall pay the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.  Unless Landlord, in its sole and absolute discretion, otherwise agrees in writing, Tenant may only exercise its option to extend and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of the option and on the Extension Commencement Date, the Lease is in full force and effect and no uncured Event of Default by Tenant under the Lease shall then exist.

E.             Unless Landlord, in its sole and absolute discretion, otherwise agrees in writing, Tenant may only exercise its option to extend and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of the option and on the Extension Commencement Date, the Lease is in full force and effect and no uncured Event of Default by Tenant under the Lease shall then exist, and Tenant has not assigned the Lease or sublet more than fifty percent (50%) of the rentable square footage of the Premises other than pursuant to a Permitted Transfer.

F.             Upon the valid exercise by Tenant of the option to extend, Landlord and Tenant shall promptly enter into a written supplement to the Lease confirming the terms, conditions and provisions applicable to the Extension Period, as determined in accordance with the provisions of this Section.  Upon the exercise by Tenant of the option to extend, the Termination Option (hereinafter defined) shall be null and void and of no further force or effect.

G.            For purposes of the Lease, the term “Fair Market Rental Rate” shall mean a rate comprised of (i) the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as defined below), and taking into account tenant improvement allowances, other tenant inducements, operating cost stops and tax cost stops, and brokerage commissions, and (ii) any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, taking into account (A) comparable leases (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), if any, recently executed for improved space in the Building, and (B) leases for comparable (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease) improved space in comparable office buildings in the downtown Boston, Massachusetts area which are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided and which have reached economic stabilization and are not, for any other reason, offering below market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the “Pertinent Market”).

34.           Right of First Offer.

A.            Landlord hereby grants to Tenant the on-going option to lease, upon the terms and conditions hereinafter set forth, but subject to the existing rights of any current tenants of the Building and subject to Landlord’s right to renew or extend the term of the lease of the then-current tenant or occupant of the Offer Space (hereinafter defined), such portions of the Building which are shown on Attachment #1 hereto (collectively, the “Offer Space”) which become available for leasing (as determined in accordance with this Section 34) during the Lease Term, prior to entering into a lease for such space with another party.

B.            A portion of the Offer Space shall be deemed to be “available for leasing” when Landlord is prepared to offer to lease such space to parties other than to the then-current tenant or occupant of such Offer Space and other than current tenants of the Building with existing rights as of the date of this Lease to lease such Offer Space.

C.            Prior to Landlord’s entering into a lease for any portion of the Offer Space which is available for leasing during the Lease Term, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location, (ii) the rentable area, (iii) the rental rate; (iv) all other material economic terms; and (v) the availability date (the “Offer Space Commencement Date”).

D.            Tenant’s right to lease such portion of the Offer Space shall be exercisable by written notice (the “Acceptance Notice”) from Tenant to Landlord delivered not later than twenty (20) days after the Offer Notice is delivered to Tenant, time being of the essence.  Tenant may not elect to lease less than the entire portion of Offer Space described in an Offer Notice.  If Tenant does not exercise such right to lease such portion of the Offer Space, then Landlord shall have the right thereafter to lease such space to another prospective tenant without offering such space to Tenant.  Notwithstanding the foregoing, in the event that (i) Landlord has not entered into a binding or non-binding agreement to lease any portion of the Offer Space to another prospective tenant within nine (9) months after Tenant’s failure to deliver an Acceptance Notice with respect to such space, or (ii) Tenant fails to deliver an Acceptance Notice with respect to any portion of the Offer Space within such 20-day period, and thereafter, Landlord intends to enter into a lease with respect to such portion of Offer Space with an effective rent (after taking into account any free rent, tenant improvement allowances, or other concessions) more than ten percent (10%) less than that specified in the Offer Notice (measured in each case in terms of a net present value of the total economic consideration for the transaction using an eight percent (8%) discount rate), then such portion of the Offer Space shall once again become subject to the provisions of this Section 34.

E.             Tenant’s right to lease Offer Space is subject to the following additional terms and conditions:

(i)            The Lease must be in full force and effect on the date on which Tenant provides its Acceptance Notice to Landlord to lease Offer Space and on the applicable Offer Space Commencement Date.

(ii)           There must not be a continuing Event of Default under the Lease, either on the date Tenant provides its Acceptance Notice to Landlord to lease Offer Space or on the applicable Offer Space Commencement Date, unless Landlord, in its sole and absolute discretion, agrees in writing to permit Tenant to lease such Offer Space notwithstanding such Event of Default; and

(iii)          Tenant shall not have assigned the Lease and shall not have sublet more than thirty percent (30%) of the rentable square footage of the Premises other than pursuant to a Permitted Transfer.

F.             If Tenant provides its Acceptance Notice to Landlord to lease a portion of the Offer Space, then effective as of the applicable Offer Space Commencement Date, such portion of the Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease except that:

(i)            Base Rent per square foot of rentable area for such portion of the Offer Space shall be equal to the Fair Market Rental Rate for leases of comparable space commencing on or about the Offer Space Commencement Date, as reasonably determined by Landlord;

(ii)           The Rentable Area in the Premises shall be increased by the number of square feet of rentable area in such portion of the Offer Space and such Rentable Area in the Premises, as so increased, shall be used in calculating the increases in Tenant’s Pro Rata Share;

(iii)          The Lease Term with respect to the Offer Space shall commence on the applicable Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Lease Term, including any extension or renewal thereof; and

(iv)          The Offer Space shall be rented in its “as is” condition as of the Offer Space Commencement Date, without representation or warranty by Landlord or any other party acting on behalf of Landlord.

G.            If Landlord fails to deliver possession on the applicable Offer Space Commencement Date of the portion of the Offer Space which Tenant has exercised its option to lease because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms or other causes of such nature, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Lease Term either as to such portion of the Offer Space or the balance of the Premises; provided, however, that under such circumstances, (i) Landlord shall make diligent efforts to obtain possession of such portion of the Offer Space and (ii) Rent shall not commence as to such portion of the Offer Space until Landlord is able to deliver possession thereof to Tenant.

H.            Upon the valid exercise by Tenant of its option to lease Offer Space, Landlord and Tenant shall promptly enter into a written supplement to the Lease reflecting the terms, conditions and provisions applicable to such portion of the Offer Space, as determined in accordance herewith.

I.              In the event any portion of the Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the Offer Space shall thereupon be deleted from the Offer Space.

35.           Option To Terminate.  Provided that an Event of Default has not occurred and is then continuing under this Lease, Tenant has not delivered the Extension Notice and has not delivered the Acceptance Notice (i.e., has not exercised a renewal option or expansion option), Tenant shall have a one (1) time option to terminate this Lease (the “Termination Option”), effective on any date on or after June 30, 2013 (such date being referred to herein as the “Early

Termination Date”) as designed in the Termination Notice (hereinafter defined).  Tenant shall exercise the Termination Option by (i) delivering to Landlord written notice (the “Termination Notice”) of such election to terminate the Lease no earlier than May 31, 2012 and no later than June 30, 2012, and (ii) paying to Landlord fifty percent (50%) of the Termination Payment (hereinafter defined) concurrently with the Termination Notice and paying fifty percent (50%) of the Termination Payment prior to the Early Termination Date.  If Tenant properly delivers the Termination Notice and makes the Termination Payment in a timely manner, then the Lease shall be deemed to have expired by lapse of time on the Early Termination Date.  Tenant shall return the Premises to Landlord on the Early Termination Date in accordance with the terms of the Lease, including, but not limited to, Section 27.  If Tenant fails to make the Termination Payment in a timely manner, the Termination Option shall, at Landlord’s option, be void.  Unless Landlord otherwise agrees in writing, Tenant may not exercise the Termination Option, and no exercise thereof shall be effective, if an Event of Default shall exist under the Lease as of the date on which the Termination Notice is given or as of the Early Termination Date.  Upon Tenant’s delivering the Termination Notice, any and all rights of Tenant to extend the Lease Term or to lease additional space in the Building, whether pursuant to a right of first offer, a right of first refusal, an expansion option, or otherwise, shall immediately be void and of no further force or effect.  All obligations of either party to the other which accrue under the Lease on or before the Early Termination Date shall survive such termination.  As used herein, “Termination Payment” shall mean the sum of (1) the unamortized balance of the Leasing Costs (hereinafter defined) as of the Early Termination Date had the Leasing Costs been loaned to Tenant as of the Commencement Date at the interest rate of nine percent (9%) per annum and had such loaned amount been repaid in equal monthly installments commencing on the Commencement Date in amounts sufficient to fully amortize such loaned amount and the imputed interest thereon on the Expiration Date and (2) an amount equal to three (3) multiplied by the sum of Base Rent and Additional Rent due under the Lease for the full calendar month immediately preceding the Early Termination Date.  The term “Leasing Costs” shall mean the sum of (i) $544,868 (representing the total brokerage commission payable by Landlord in connection with the Lease), (ii) $36,134 (representing the total legal fees payable by Landlord in connection with the negotiation and execution of the Lease), and (iii) $1,352,313 (representing the maximum Construction Allowance and Preliminary Design Allowance payable by Landlord pursuant to the Work Letter attached to the Lease as Exhibit D) but only to the extent actually disbursed by Landlord to Tenant.  Landlord and Tenant acknowledge that the Termination Payment is not a penalty, but is a reasonable estimate of the damages to be suffered by Landlord as a consequence of Tenant’s exercise of the Termination Option.  Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any rebate or return of any portion of the Termination Payment as a consequence of the actual costs incurred by Landlord in re-letting the Premises being less than the Termination Payment.

36.           Emergency Generator.  Landlord hereby approves the construction, installation, operation, maintenance and use of any or all (as determined by Tenant) of (1) one diesel back-up emergency generator and (2) one uninterrupted power source system and (3) one fuel storage tank and pipes and connections thereto ((1), (2) and (3) collectively, the “Emergency Generator”), all in accordance with specifications reasonably approved by Landlord, and hereby grants Tenant the appurtenant right, at Tenant’s sole cost and expense, to (a) construct, install, operate, maintain and use the Emergency Generator in the location shown on Exhibit H attached hereto (the “Generator Space”), and (b) construct, run, install, operate, maintain, and use conduits, wires and other appurtenances to and from the Emergency Generator through the Common Areas of the Building reasonably designated by Landlord to the Premises (collectively, the “Appurtenances”), and (c) use the Emergency Generator (in instances where emergency power is required by Tenant) and to test at other times and intervals as advised by the manufacturer or as required by law or as reasonably agreed upon by Landlord and Tenant).  Tenant’s use and maintenance of the Emergency Generator shall at all times comply will all applicable laws.  Tenant acknowledges that Tenant shall be solely responsible for the use, operation and maintenance and securing of the Emergency Generator, that Landlord shall have absolutely no liability in connection therewith except damage caused to the Emergency Generator by Landlord’s gross negligence or willful misconduct, and that Tenant shall defend, indemnify and hold Landlord harmless from all loss, cost, liability and expense in connection with the Emergency Generator except to the extent due to Landlord’s gross negligence or willful misconduct.  Notwithstanding the foregoing or anything in this Lease to the contrary, upon the Expiration Date or the earlier termination of the Lease or Tenant’s use of the Generator Space, Tenant shall have no obligation to remove the Emergency Generator or any ancillary equipment relating thereto from the Generator Space, but may do so if Tenant so chooses.  Tenant agrees that the term “Premises,” as used in the Lease, shall include the Generator Space.

Notwithstanding anything herein to the contrary, provided that (i) Tenant submits the complete applications for all permits, variances, consents and other approvals necessary for the installation, operation and use of the Emergency Generator from all municipal and other applicable governmental authorities (collectively, the “Required Generator Approvals”) within thirty (30) days after the execution of this Lease, (ii) Tenant diligently pursues all Required Generator Approvals, including, if necessary, pursuing all appeals available to Tenant and making all reasonable alterations to the specifications of the Emergency Generator as may be required by municipal or other applicable governmental authorities, and (iii) notwithstanding the foregoing, Tenant fails to obtain the Required Generator Approvals within one hundred twenty (120) days after the execution of this Lease, then, subject to the terms and conditions set forth in this Section 36, Tenant shall have a one (1) time option to terminate this Lease and reinstate the Original Lease which Tenant may exercise by delivering to Landlord written notice thereof (“Tenant’s Early Termination Notice”) within ten (10) days after the expiration of such one hundred twenty (120) day period.  Landlord shall cooperate with Tenant reasonably and in good faith, but at Tenant’s sole cost and expense, in connection with Tenant’s obtaining the Required Generator Approvals.  In the event that Tenant exercises the option to terminate this Lease in accordance with this Section 36, then (i) this Lease shall terminate and the Original Lease shall continue in full force and effect, provided that the Lease Term (as defined in the Original Lease) shall be extended to June 30, 2009 at the current monthly rental rate set forth in the Original Lease (and not at the rental rate applicable to any holdover period), and (ii) Tenant shall pay to Landlord the Early Termination Payment as set forth below.  As used herein, the “Early Termination Payment” shall mean the sum of (1) all legal fees payable by Landlord in connection with the negotiation and execution of the Lease, (2) all architectural, design and construction review fees payable by Landlord in connection with the Initial Alterations or the preparation of the First Additional Space and the Second Additional Space for occupancy by Tenant, (3) all portions of the Construction Allowance or Preliminary Design Allowance advanced to Tenant by Landlord as of the date Landlord receives Tenant’s Early Termination

Notice, and (4) all costs and expenses incurred by Landlord in connection with Landlord’s Work (except to the extent such costs and expenses are explicitly excluded under Paragraph 1 of Exhibit D) as of the date Landlord receives Tenant’s Early Termination Notice, it being agreed that the portion of the Early Termination Payment described in (1) and (2) above shall not, in the aggregate, exceed Fifty Thousand Dollars $50,000.

Promptly after Landlord’s receipt of Tenant’s Early Termination Notice, Landlord shall deliver to Tenant written notice (“Landlord’s Early Termination Payment Notice”) setting forth the amount of the Early Termination Payment and attaching reasonable evidence supporting such amount.  In the event that the Early Termination Payment is less than the Termination Deposit (as defined below), Landlord shall, simultaneously with the delivery of Landlord’s Early Termination Payment Notice, return the difference between the Termination Deposit and the Early Termination Payment to Tenant by wiring such difference in accordance with wiring instructions provided by Tenant.  In the event that the Early Termination Payment is greater than the Termination Deposit, Tenant shall pay the difference between the Early Termination Payment and the Termination Deposit to Landlord within seven (7) days after Tenant’s receipt of Landlord’s Early Termination Payment Notice (Tenant and Landlord hereby acknowledging that Tenant’s Early Termination Notice shall be of no force or effect if such difference is not paid by Tenant within such period).  As used herein, the term “Termination Deposit” shall mean that certain $50,000 deposit Tenant delivered to Landlord prior to the execution of this Lease, which funds are being held by Landlord as security for Tenant’s obligations under this Section 36.  The Termination Deposit shall not accrue interest, Landlord shall not be required to keep the Termination Deposit separate from its other accounts and Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Termination Deposit.  If Tenant obtains the Required Generator Approvals within one hundred twenty (120) days after the execution of this Lease or Tenant fails to timely exercise its option to terminate this Lease under this Section 36, then Landlord shall return the full amount of the Termination Deposit promptly after receiving a written request therefor from Tenant by wiring such amount in accordance with wiring instructions provided by Tenant.

37.           Parking.  Within thirty (30) days after the execution of this Lease, Tenant shall have the right to purchase for its employees and guests up to twelve (12) monthly passes (the passes actually purchased by Tenant being referred to herein as the “Parking Passes”) to the parking garage located at the 101 Federal Street Building (the “Parking Garage”).  Tenant shall have the right to re-purchase the Parking Passes throughout the Term of this Lease.  Tenant may, at any time during the Term of this Lease, elect not to re-purchase any of the Parking Passes; provided, however, that Tenant shall be required to give the Parking Garage Operator (hereinafter defined) at least thirty (30) days prior written notice of such election; and provided, further, that once Tenant has made such an election with respect to any of the Parking Passes, Tenant shall not have any further right to re-purchase such Parking Passes under this Section 37.  The Parking Passes shall be sold (or re-sold) to Tenant at the prevailing rate charged for such Parking Passes by the operator of the Parking Garage (the “Parking Garage Operator”), which rate may be adjusted from time to time.  The foregoing rights shall be subject to Tenant’s compliance with the reasonable rules and regulations promulgated by Landlord and/or the Parking Garage Operator with respect to the Parking Garage from time to time.  Neither the Landlord nor the Parking Garage Operator shall have any liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Parking Garage by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord and the Parking Garage Operator harmless for, from and against any and all costs, claims, expenses, and/or causes of action which Landlord or the Parking Garage Operator may incur in connection with or arising out of Tenant’s use of the Parking Garage.  Neither Landlord nor the Parking Garage Operator shall be liable to Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord or the Parking Garage Operator is prevented from doing so for reasons beyond its reasonable control, including without limitation, as the result of a taking or condemnation, or during any temporary need to close the Parking Garage or portions thereof for maintenance, repair or replacement.

 [END OF EXHIBIT E]

ATTACHMENT #1

OFFER SPACE

[To Be Attached]

EXHIBIT F

COMMENCEMENT LETTER

Date

Tenant

Address

Re:                               Commencement Letter with respect to that certain Lease dated                                                              by and between                                                 , as Landlord, and                                     , a(n)                     , as Tenant, for a Rentable Area in the Premises of                    square feet on the                    floor of the Building located at                                       ,               ,         .

Dear                           :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Second Additional Space Commencement Date of the Lease is                                                   ;

The Expiration Date of the Lease is                                                         .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX

Property Manager

Agreed and Accepted:

TENANT:

By:
Name:
Title:

F-1

EXHIBIT G

JANITORIAL AND CLEANING SPECIFICATIONS

Nightly Tenant Cleaning (Daily)

1.             All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly using approved dust-down preparations; wash flooring weekly, scrub when necessary.

2.             All linoleum, vinyl, rubber, asphalt tile and other similar types of flooring (that may be waxed) to be swept nightly using approved dust-down preparation.  Waxing, if any, shall be done at Tenant’s expense.     Mop up and wash floors for spills and smears.

3.             All carpeting and rugs shall be vacuum cleaned each night.

4.             Hand dust with treated cloth and wipe clean all furniture, horizontal surfaces, office equipment, door ledges and countertops.

5.             Empty and clean as needed all waste receptacles nightly and remove from the demised premises wastepaper to designated area.  Replace plastic liners as necessary.

6.             Dust interior of all waste disposal cans and baskets weekly; damp-dust as necessary.

7.             Wash clean all water fountains and coolers nightly.

8.             Dust all floor and other ventilating louvres within reach weekly; damp wipe as necessary.

9.             Dust all telephones weekly.

10.           Spot clean glass on tenant entrance doors and interior glass partitions.

11.           Wash all toilets, sinks and other bathroom surfaces nightly and scrub such surfaces as necessary.

12.           Turn off all lights and lock doors leaving the premises in an orderly condition.

Periodic Cleaning (Monthly)

(To be performed as needed unless otherwise specified but not less than once each month or as hereinafter provided).

1.             Wash and remove all finger marks, ink stains, smudges, scruff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills) and other surfaces as necessary.

2.             Dust and clean all baseboards and other fixtures as necessary, but not less than once each month.

G-1

High Dusting (Quarterly)

1.             Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2.             Dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grills, high moldings and other surfaces not reached in a nightly cleaning.

3.             Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

4.             Dust all vertical blinds and window frames.

5.             Dust exterior of lighting fixtures.

6.             Dust all air vents and return air grids.

[END OF EXHIBIT G]

G-2

EXHIBIT H

GENERATOR SPACE

[To Be Attached]

H-1

EXHIBIT I

FORM OF SNDA

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:

Location:

Section:
Block:
Lot:
County:

PREPARED BY AND UPON
RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention:  John M. Zizzo, Esq.

File No.:
Title No.:

I-1

SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the                day of               , 20       by and between [LENDER], having an address at [LENDER’S ADDRESS] (“Lender”) and                                          having an address at                                                                                (“Tenant”).

RECITALS:

A.            Lender has made a loan in the approximate amount of $               to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated               , 20       between Lender and Landlord (the “Loan Agreement”).  The Loan is evidenced by a certain Promissory Note dated                20      , given by Landlord to Lender (the “Note”) and secured by a certain Mortgage and Security Agreement dated               , 20      , given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B.            Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated               ,              between               , as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C.            Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.             Subordination.  Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2.             Non-Disturbance.  Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law; provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding shall he made subject to all rights of Tenant under the Lease except as set forth in Section 3 below, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the

Lease shall have commenced pursuant to the provisions thereof; (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3.             Attornment.  Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4.             Notice to Tenant.  After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to

Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5.             Lender’s Consent.  Tenant shall not, without obtaining the prior written Consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease,  (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6.             Lender to Receive Notices.  Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the- Lease simultaneously with the transmission of such notices to the Landlord.  Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.             Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

If to Lender:	[Lender’s Notice]

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: John M. Zizzo, Esq.
Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8.             Joint and Several Liability.  If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9.             Definitions.  The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise.  The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender.  The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10.           No Oral Modifications.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11.           Governing Law.  This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12.           Inapplicable Provisions.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13.           Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14.           Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15.           Transfer of Loan.  Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”).  In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors.  All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16.           Further Acts.  Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17.           Limitations on Lender’s Liability.  Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement.  In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall he subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

[Lender]:

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

, a

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

That certain parcel of land in Boston, Suffolk County, Massachusetts shown as Lots 1 and 2 on a plan entitled “Plan of Land, Boston, Mass.”  January 4, 1982 drawn by Harry R. Feldman, Inc., Land Surveyors, recorded with the Suffolk Registry of Deeds in Book 9896, Page 190, said Lot 1 being more particularly described as follows:

LOT 1

A certain parcel of land situated in the City of Boston, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at the intersection of the southerly sideline of Franklin Street and the westerly side of Federal Street;

thence running S 02° 47’ 00” E along the westerly sideline of said Federal Street a distance of 106.43 feet;

thence running by a line through a party wall the following courses:

S 88° 41’ 20” W a distance of 70.37 feet;

S 89° 16’ 40” W a distance of 15.30 feet;

N 88° 39’ 30” W a distance of 15.30 feet;

N 89° 09’ 30” W a distance of l1.40 feet;

S 88° 16’ 50” W a distance of 43.76 feet;

S 87° 28’ 30” W a distance of 24.82 feet;

thence turning and running S 51° 21’ 42” W a distance of 0.50 feet;

thence turning and running S 01° 08’ 26” E a distance of 57.54 feet;

thence turning and running N 86° 56’ 49” W a distance of 51.86 feet to the easterly sideline of said Devonshire Street;

thence turning and running N 03° 04’ 01” E along the easterly sideline of said Devonshire Street, a distance of 44.03 feet;

thence turning and running N 27° 39’ 20” E along the easterly sideline of Devonshire Street a distance of 48.13 feet to a point of curvature;

thence turning and running northeasterly along the easterly sideline of Devonshire Street by a curved line to the left of radius 367.40 feet a distance of 81.20 feet to the intersection of the southerly sideline of Franklin Street and the easterly sideline of Devoshire Street;

thence turning and running  N 89° 00’ 40” E along the southerly sideline of Franklin Street a distance of 172.61 feet to the point of beginning.

Containing 23,599 square feet more or less.

LOT 2

A certain parcel of land situated in the City of Boston, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point on the westerly sideline of Federal Street, said point is S 02° 47’ 00” E and a distance of 106.43 feet from the intersection of the southerly sideline of Franklin Street and the westerly sideline of said Federal Street;

thence turning and running S 02° 47’ 00 E along the westerly sideline of Federal Street a distance of 134.58 feet;

thence turning and running N 89° 39’ 27” W a distance of 107.01 feet;

thence turning and running N 00° 10’ 50” W a distance of 73.09 feet;

thence turning and running S 89° 23’ 47” a distance of 79.43 feet;

thence turning and running N 01° 08’ 26” W a distance of 57.54 feet;

thence turning and running N 51° 21’ 42” E a distance of 0.50 feet;

thence turning and running by a line through a party wall the following courses:

N 87° 28’ 30” E a distance of 24.82 feet;

N 88° 16’ 50” E a distance of 43.76 feet;

S 89° 09’ 30” E a distance of 11.40 feet;

S 88° 39’ 30” E a distance of 15.30 feet;

N 89° 16’ 40” E a distance of 15.30 feet;

N 88° 41’ 20” E a distance of 70.37 feet to the point of beginning.

Containing 18,537 square feet more or less.

Together with the benefit of rights of the City of Boston as set forth in Easement Agreement by and between the City of Boston and Franklin Federal Farmers dated April 14, 1986 and recorded in Book 12490, Page 283.

NOTE:  As herein used, “recorded” shall mean “recorded with the Suffolk County Registry of Deeds”.

Tax Parcel ID:  0304199000 (As Lot 1); and

Tax Parcel ID:  0304198000 (As to Lot 2).

EXHIBIT J

FORM OF GUARANTY

GUARANTY

This Guaranty (this “Guaranty”) is executed and delivered as of this          day of                       , 2008, by the undersigned, ASLAN REALTY PARTNERS III, L.L.C., a Delaware limited liability company, having an address of 150 North Wacker Drive, Suite 800, Chicago, Illinois, 60606 (the “Guarantor”), to and for the benefit of EnerNOC, Inc., a Delaware corporation having an address of 75 Federal Street, Suite 300, Boston, Massachusetts 02110 (the “Tenant”).

WITNESSETH

WHEREAS, Transwestern Federal, L.L.C, a Delaware limited liability company (the “Landlord”), and Tenant have entered into a lease (the “Lease”) of even date herewith for premises located at 75-101 Federal Street, Boston, Massachusetts; and

WHEREAS, pursuant to the Lease, Landlord has agreed to fund a construction allowance (the “Construction Allowance”) of up to One Million Three Hundred Forty-Six Thousand Six Hundred Ten Dollars ($1,346,610) upon the terms and conditions set forth in the Lease; and

WHEREAS, the Tenant has advised the Guarantor that it will not enter into the aforesaid Lease with the Landlord unless, among other matters, the Guarantor guarantees performance of the Guaranteed Obligations (hereinafter defined) as hereinafter provided; and

WHEREAS, the Guarantor is willing and has agreed to guarantee the performance of the Guaranteed Obligations as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor agrees as follows:

1.             Definitions.  As used herein, the following terms shall have the following meanings:

1.1           The term “Guaranteed Obligations” shall mean:

(a)           the payment of the Construction Allowance in accordance with the terms and conditions set forth in the Lease; and

(b)           the payment of any and all costs and expenses incurred by the Tenant in the successful enforcement of any of its rights under this Guaranty, including without limitation, costs of litigation and  reasonable attorneys’ fees.

1.2           All capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Lease.

2.             Guaranty of Liabilities.

2.1           The Guarantor hereby guarantees to the Tenant the full, complete and punctual payment (and not merely the collectibility) of each and all of the Guaranteed Obligations in the event that (i) Morgan Stanley Mortgage Capital, Inc. (“Lender”), which is party to that certain Subordination, Non Disturbance and Attornment Agreement dated as of                       , 2008 by and between Lender and the Tenant, forecloses on the Property, takes a deed in lieu of foreclosure or otherwise succeeds to Landlord’s interest under the Lease, (ii) Lender has not agreed to fund the Construction Allowance, and (iii) Lender does not in fact fund any portion of the Construction Allowance when due within the period required pursuant to the Lease.  Subject to the preceding sentence, Guarantor hereby covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.

2.2           Subject to Section 9 of this Agreement, this Guaranty shall terminate and be of no further effect upon the earliest to occur of (i) the termination of the Lease, (ii) June 30, 2011, (iii) the full performance of the Guaranteed Obligations by the Landlord or the Guarantor in accordance with the terms of the Lease and as otherwise required hereunder, or (iv) an event triggering the termination of this Guaranty as set forth in Section 25 of the Lease; provided, however, that with respect to clause (ii) only, this Guaranty shall not so terminate with respect to any written claims made by Tenant hereunder prior to such date.

3.             Subordination to Landlord’s Lender.  Tenant’s rights under this Guaranty are fully and unconditionally subordinate to the rights of any third-party mortgagee of the Property to exercise any rights and remedies that it may have from time to time against Guarantor, whether pursuant to a separate guaranty or otherwise.  The terms of this Section 3 are self-operative, but, if requested by any such mortgagee, Tenant shall enter into a reasonable instrument evidencing such subordination.  Tenant shall not exercise any of its rights or remedies pursuant to this Guaranty unless and until any such obligations of Guarantor to such mortgagee have been satisfied in full.  Prior to exercising any such rights or remedies, Tenant shall provide any such mortgagee of which Tenant has notice with written notice of Tenant’s intent to exercise any such rights or remedies.

4.             Guaranty Absolute and Unconditional.  This is a continuing, absolute and unconditional Guaranty, which is subject to no limitations except those expressly stated herein or otherwise agreed to by the Guarantor and the Tenant in writing.  This Guaranty is not conditioned or contingent upon the genuineness, validity, or enforceability of the Lease or the pursuit by the Tenant of any remedies which the Tenant has now or may hereafter have with respect thereto under the Lease at law, in equity, or otherwise and shall not be adversely affected by any modification or amendment thereto.  Furthermore, the Guarantor shall forthwith pay all sums due to the Tenant hereunder without regard to any counterclaim, setoff, deduction, or defense of any kind which any party obligated under the Lease may have or assert, and without abatement, suspension, deferment, or reduction on account of any occurrence whatsoever.

5.             No Release.  Except as provided for in Section 2 above, the Tenant shall have no obligation to exercise any right or remedy or to seek any recovery from any party obligated under the Lease prior to proceeding hereunder against the Guarantor, and likewise the enforcement of the Tenant’s rights against the Landlord shall not impair the right of the Tenant to enforce this Guaranty against the Guarantor.  The Guarantor expressly agrees that any such action by the Tenant shall never operate as a release or other diminution of the liability of the Guarantor under this Guaranty.

6.             Guarantor’s Representations and Warranties.  The Guarantor hereby represents and warrants, that: (a) neither the execution nor performance of this Guaranty will violate any indenture, agreement or other instrument to which the Guarantor is a party, or by which the Guarantor is bound, or be in conflict with, result in a breach of or constitute with due notice or lapse of time or both a default under, any such indenture, agreement or instrument; (b) to the best of Guarantor’s actual knowledge, without any duty of inquiry or investigation, there is no action suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened or affecting the Guarantor which, if adversely determined, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty; (c) the Guarantor is not party to any agreement or instrument or subject to any restriction adversely affecting the Guarantor’s ability to perform its obligations under this Guaranty; (d) to the best of Guarantor’s actual knowledge, without any duty of inquiry or investigation, the Guarantor is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Guarantor is a party, which would have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty; (e) Guarantor holds an indirect ownership interest in Landlord and will derive benefits from the execution of the Lease; and (f) Guarantor has a current net worth of at least $500,000,000.

7.             Guarantor’s Waivers.  The Guarantor waives notice of the incurring of Guaranteed Obligations, the acceptance of this Guaranty by the Tenant, presentment and demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any instrument evidencing any Guaranteed Obligations, acceleration, and intent to accelerate any right to require suit against the Landlord or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty in any manner, any right to marshalling of assets; and all other suretyship defenses.  The Guarantor consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, taking of additional collateral security, taking or release of any guaranties, abstaining from taking advantage of or realizing upon any collateral security or other guaranties and any and all other forbearances or indulgences granted by the Tenant to the Landlord or any other party may be made, granted and effected by the Tenant without notice to the Guarantor and without in any manner affecting the Guarantor’s liability hereunder.  Any notice to the Guarantor by the Tenant at any time shall not imply that such notice or any further or similar notice was or is required.

8.             Fees and Expenses.  The Guarantor agrees to pay the Tenant any and all costs, expenses and reasonable attorneys’ fees paid or incurred by the Tenant in successfully enforcing this Guaranty.

9.             Preference, Etc.  The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of, interest on, or fees with respect to any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Tenant upon insolvency, bankruptcy or reorganization of the Landlord or the Guarantor, or otherwise, all as though such payment had not been made.

10.           Choice of Law; Modification; Successors and Assigns.  This Guaranty is executed under and shall be construed in accordance with the local laws (excluding the conflict of laws rules, so-called) of The Commonwealth of Massachusetts (hereinafter the “State”).  The Guaranty may not be amended, modified or waived except by a written instrument describing such amendment, modification or waiver executed by the Guarantor and the Tenant.  The Guaranty may not be assigned by the Guarantor except to a replacement guarantor as provided under the Lease and may not be assigned by Tenant other than by assignment of the Tenant’s interest in the Lease to a Permitted Transferee.  It shall inure to the benefit of the Tenant and its successors and, to the extent set forth in the immediately preceding sentence, assigns and shall bind the Guarantor and the successors, representatives and heirs of the Guarantor.

11.           WAIVER OF JURY TRIAL.  THE GUARANTOR HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

12.           Jurisdiction and Venue.  The Guarantor hereby irrevocably consents that any legal action or proceeding against the Guarantor or any of the Guarantor’s property with respect to any matter arising under or relating to this Guaranty may be brought in any court of the State, or any Federal Court of the United States of America located in the State or any other state where the Guarantor shall be present, as the Tenant may elect, and by execution and delivery of this Guaranty the Guarantor hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Guarantor further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth herein.  The foregoing, however, shall not limit the Tenant’s rights to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction.  The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guaranty, and hereby further irrevocably waives any claim of forum nonconveniens.

13.           Landlord’s Discharge.  If for any reason any of the Guaranteed Obligations have been discharged or have become irrecoverable from the Landlord by operation of law or for any other reason, the liabilities of the Guarantor under this Guaranty shall nevertheless remain in full force and effect notwithstanding such discharge or irrecoverability, subject to the terms and conditions hereof.

14.           Notices.  Except as otherwise specifically provided for herein, any notice hereunder shall be given in writing and mailed or delivered to each party at its address set forth below, or, as to each party, at such other address as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision.  Any notice to the Tenant shall be sent as follows:

EnerNOC, Inc.

75 Federal Street, Suite 300

Boston, MA 02110

Attn: General Counsel

with a copy to:

EnerNOC, Inc.

75 Federal Street, Suite 300

Boston, MA 02110

Attn: Chief Financial Officer

Any notice to the Guarantor shall be sent as follows:

Aslan Realty Partners III, L.  L.  C.

150 North Wacker Drive, Suite 800

Chicago, IL 60606

Attn: Douglas W.  Lyons

with a copy to:

Drane Freyer & Lapins Limited

150 North Wacker Drive, Suite 800

Chicago, IL 60606

Attn: Wendy Freyer, Esq.

All notices hereunder shall be effective (i) upon delivery by hand and (ii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier’s records).

15.           Gender.  The term “Guarantor” and all pronouns refining thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

16.           Limitation of Liability of Members, Managers, Officers, Etc.  Any obligation or liability whatsoever of Guarantor, which may arise at any time under this Guaranty or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to any direct or indirect members, managers, trustees, beneficiaries, officers, directors, shareholders, employees, agents or other affiliates of Guarantor or any assets of such affiliates, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.  Nothing contained in this Section shall be construed to modify, limit or waive any of the liability of the Landlord under the Lease.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first written above.

ASLAN REALTY PARTNERS III, LLC, a Delaware limited liability company

By:	Aslan GP III, L.L.C., a Delaware limited liability company

By:
Name:
Title: